EMPLOYMENT AGREEMENT

          THIS AGREEMENT by and between Snap-on Incorporated, a Delaware corporation (the "Company"), and Dale F. Elliott (the "Executive"), is effective as of April 27, 2001 (the "Effective Date").


                              W I T N E S S E T H:

          WHEREAS, the Company wishes to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, it is hereby agreed as follows:

          1. TERM. The term of this Agreement (the "Term") shall commence as of the Effective Date and end on the third anniversary of the Effective Date; provided, however, that commencing on the second anniversary of the Effective Date and on each subsequent anniversary of the Effective Date (each such anniversary, a "Renewal Date"), the Term shall automatically be extended for one additional year unless, not later than such Renewal Date, the Company or the Executive shall have given notice not to extend the Term. During the Term, the Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement.

          2. POSITION AND DUTIES. (a) Effective as of the resignation of the Company's Chief Executive Officer, the Executive shall serve as the Chief Executive Officer and President of the Company, with such duties and responsibilities as are consistent with such positions and the Company's by-laws, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board of Directors of the Company (the "Board"). As soon as practicable following the Effective Date, the Company shall use its best efforts to cause the Executive to be appointed as a member of the Board. During the Term, the Executive shall report solely to the Board.

          (b) During the Term, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable


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

boards or committees, so long as the Executive has received written consent in advance of the commencement of each such service or to devote time to his personal, legal and financial matters, as long as such activities, individually or in the aggregate, do not materially interfere with the performance of the Executive's responsibilities hereunder.

          (c) During the Term, the Executive shall be based at the Company's principal headquarters, except for travel reasonably required for the performance of the Executive's duties hereunder.

          3. COMPENSATION. (a) BASE SALARY. During the Term, the Executive shall receive an initial annual base salary (the "Annual Base Salary") of $600,000, which shall be paid in monthly increments of $50,000, except to the extent deferred. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Term, the Annual Base Salary shall be reviewed by the Organization and Executive Compensation Committee of the Board (the "Compensation Committee") at least annually. The Annual Base Salary may be decreased by the Board only as part of (a) a restructuring of the Company's compensation structure with respect to its elected officers, so long as the Executive's targeted total annual cash compensation is not reduced or (b) an across-the-board reduction in the compensation of the Company's elected officers. To the extent that the Annual Base Salary is increased or decreased, the term "Annual Base Salary" shall refer to the Annual Base Salary as so increased or decreased.

          (b) ANNUAL CASH INCENTIVE. The Executive shall be eligible to participate in the Company's annual cash incentive program in accordance with its terms. The Executive's minimum target annual cash incentive opportunity (the "Target Annual Incentive") under such program for fiscal 2001 shall be 100% of Annual Base Salary. In the event that the performance taken into account under such incentive program exceeds targeted levels, the Executive's bonus shall be increased above the Target Annual Incentive, in proportion to the actual level of achievement, subject to the maximum percentage provided by the terms of such program, (i) with any eventual payout adjusted to reflect any change in the Annual Base Salary during such year and (ii) multiplied by a fraction, the numerator of which is the number of full months during such year during which the Executive was employed by the Company as its Chief Executive Officer and President and the denominator of which is 12. The Executive's bonus for the portion of fiscal 2001 prior to the Executive becoming Chief Executive Officer and President of the Company shall be determined using the annual base salary and applicable percentage in effect with respect to the Executive immediately prior to the Effective Date. For years following fiscal 2001, the Executive's Target Annual Incentive shall be determined


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

based on the Company's annual review of market practices and the Company's compensation plans, subject in all events to a minimum of 85% of the Executive's Annual Base Salary; provided, however, that such minimum Target Annual Incentive may be decreased by the Board only as part of (a) a restructuring of the Company's compensation structure with respect to its elected officers, so long as the Executive's targeted total annual cash compensation is not reduced or (b) an across-the-board reduction in the compensation of the Company's elected officers.

          (c) INCENTIVE COMPENSATION OTHER THAN ANNUAL CASH INCENTIVE. The Executive shall be eligible to participate in the Company's other incentive compensation plans in accordance with their terms. For each of fiscal 2001 and fiscal 2002, the Executive's annualized target incentive opportunity under the Company's intermediate incentive plan shall be $300,000, payable in accordance with the terms of such plan. Future intermediate or long-term incentive opportunities shall be determined by the Board in accordance with the Company's annual review of market practices and the Company's compensation plans.

          (d) OTHER BENEFITS. During the Term, the Executive shall be entitled to participate in the benefit plans and perquisite programs of the Company that are generally made available to other senior officers of the Company.

          (e) EQUITY AWARDS.

               (i) As soon as practicable following, and contingent upon, shareholder approval of the Company's 2001 Incentive Stock and Awards Plan (the "2001 Plan"), the Compensation Committee shall grant to the Executive a stock option (the "Option") to purchase 200,000 shares of the Company's common stock ("Company Stock") pursuant to the 2001 Plan. The Option shall
     (w) be memorialized in the form of a stock option agreement having terms and conditions no less favorable than the form of stock option agreement used to make option grants under the 2001 Plan to other elected officers of the Company during the month that the Option is granted, (x) have a ten year term, (y) have a per share exercise price equal to the fair market value (as defined in the 2001 Plan) of the Company Stock on the Option's date of grant and (z) subject to the provisions hereof, vest and become exercisable at the rate of one-half on each of the first two anniversaries of its date of grant.

               (ii) As soon as practicable following, and contingent upon, shareholder approval of the 2001 Plan, the Compensation Committee shall also grant to the Executive 100,000 restricted share units (the "Share Units") pursuant to the 2001 Plan. Notwithstanding any provision of the 2001 Plan


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

     to the contrary, and subject to the provisions hereof, (x) the Share Units shall be memorialized in the form of a deferred award agreement consistent with the terms of the 2001 Plan, (y) the restrictions on the Share Units shall lapse at the rate of one-third on their date of grant and one-third on each of the first two anniversaries of their date of grant and (z) subject to the provisions hereof, vested Share Units shall be credited in shares of Common Stock upon the earlier of (1) the Executive's termination of employment for any reason or (2) such earlier date that such Share Units may be credited without causing the Company to lose its deduction with respect to such Share Units pursuant to Section 162(m) of the Internal Revenue Code of 1986, as it may be amended (the "Code"), subject to the provisions of the 2001 Plan, including any provisions thereof with respect to deferral. Dividend equivalents will be credited pursuant to the 2001 Plan with respect to such Share Units.

               (iii) During the Term, the Executive shall be entitled to be granted additional options to acquire Company Stock, restricted stock and other equity awards at the discretion of the Compensation Committee.

          (f) RETIREMENT BENEFIT. The Executive shall continue to participate in the Snap-on Incorporated Retirement Plan (the "Retirement Plan") and shall elect the final average pay formula thereunder. In addition, the Executive shall be eligible to participate in the Snap-on Incorporated Supplemental Executive Retirement Plan (the "Supplemental Plan"). For purposes of calculating the Executive's pension under the Supplemental Plan, the Executive's actual years of continuous employment (used for purposes of determining vesting and eligibility) and credited service (used to compute benefits) (such years of continuous employment and credited service, "Years of Service") shall be multiplied by 1.5 (such multiplier, the "Multiplier"); provided, however, that the number of years of credited service used for calculating the Executive's benefits under the Supplemental Plan shall not exceed 35, after taking into account the application of the Multiplier. The Executive shall be deemed to be eligible for an early retirement benefit under the Supplemental Plan upon the attainment of age 50 and 10 years of continuous employment (after taking into account the application of the Multiplier). Except as set forth in Section 5(a)(vi) hereof, the elements of the Executive's compensation that will be used for purposes of calculating the Executive's pension under the Supplemental Plan shall be determined in accordance with the provisions of such plan.

          4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Term. "Disability" means that the Executive is disabled within the meaning of the Company's long-term disability


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

policy (such that, if the Company maintains a long-term disability policy, the Executive's employment may only be terminated for Disability under this Agreement if he is eligible for benefits under such policy) or, if there is no such policy in effect, that (i) the Executive has been substantially unable, for 120 business days within a period of 180 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive is disabled. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date. The Board may, if it deems such action to be in the best interest of the Company, appoint an individual on a temporary basis during the period prior to the Disability Effective Date to fulfill any duties that the Executive is unable to perform. The Term shall terminate automatically upon the Executive's death.

          (b) TERMINATION BY THE COMPANY. The Company may terminate the Executive's employment during the Term for Cause or without Cause.

               (i) "Cause" shall mean that prior to the Executive's termination of employment, the Executive shall have (A) engaged in any act of fraud, embezzlement, or theft in connection with his duties as an executive or in the course of employment with the Company or its subsidiaries; (B) wrongfully disclosed any secret process or confidential information of the Company or its subsidiaries; (C) participated without the written consent of the Board in the management of any business enterprise which manufacturers or sells any product or service competitive with any product or service of the Company or its subsidiaries (other than the mere ownership of less than five (5) percent of the securities in any enterprise and exercise of any ownership rights related thereto); and in any such case the act shall have been determined by the Board to have been materially harmful to the Company; (D) failed in a willful and continued manner to substantially perform his duties with the Company after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (E) willfully engaged in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.

               (ii) For purposes of Sections 4(b)(i)(D) and (E) hereof, no act, or failure to act, on the Executive's part shall be deemed "willful" unless

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

     done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company. The Executive may not be terminated for Cause prior to his receipt of a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board) finding that the Executive was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

          (c) GOOD REASON. (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means, without the Executive's written consent, the occurrence of any of the following actions or failures to act, which action or failure to act is not cured within ten business days following the date on which the Executive advises the Company in writing of the occurrence of such action or failure to act (such ten-day period, the "Cure Period"):

          (A) a material and adverse change in the Executive's status, authority, duties or functions;

          (B) except as provided in Section 3(a) hereof, any reduction in the Executive's base salary;

          (C) the failure by the Company to pay the Executive's compensation when due;

          (D) the relocation of the Executive's principal place of employment to a location more than 50 miles from the Executive's principal place of employment; or

          (E) the failure of the Company to obtain from a successor the assumption and agreement to perform this Agreement (as described in Section 10(c) hereof) prior to the effectiveness of any such succession.


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

               (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the tenth business day following the end of the Cure Period, unless the notice sets forth a later date (which date shall in no event be later than 30 days following the end of the Cure Period). The failure to set forth any fact or circumstance in such notice of termination shall not constitute a waiver of the right to assert, and shall not preclude the Executive from asserting such fact or circumstance in an attempt to enforce any right under or provision of this Agreement. Any election by the Executive to terminate his employment for Good Reason shall not be deemed a voluntary termination of employment by the Executive for the purpose of any other employee benefit or other plan.

               (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company 30 days written notice of the termination.

          (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date or the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason or without Good Reason is effective.

          5. OBLIGATIONS OF THE COMPANY UPON TERMINATION OR NON-RENEWAL.

          (a) OTHER THAN FOR CAUSE, DEATH OR DISABILITY, OR FOR GOOD REASON; NON-RENEWAL. If the Company terminates the Executive's employment during the Term for any reason other than Cause, death or Disability, or the Executive terminates his employment for Good Reason, or if the Company provides the Executive with notice, pursuant to Section 1 hereof, that the Term of the Agreement shall not be extended (a "Non-Renewal"), then, subject to the provisions of this Agreement, the Executive shall receive the payments and benefits described in this Section 5(a).

               (i) The Company shall pay (A) no later than ten business days following the Date of Termination (the end of the Term in the case of a Non-Renewal), the Executive's full Annual Base Salary to the Executive


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

     through the Date of Termination (or the end of the Term, as the case may be), without regard to any reduction in Annual Base Salary which constitutes Good Reason, together with all compensation and benefits then payable to the Executive through the Date of Termination (or end of the Term, as the case may be) under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, subject to the terms of such plans and (B) the Executive's normal post-termination benefits to the Executive as such benefits become due, in accordance with the terms of the relevant plans and agreements (the obligations described in this paragraph (i), the "Accrued Obligations").

               (ii) The Company shall pay to the Executive, in a lump sum payment within ten business days following the Date of Termination (or the end of the Term, as the case may be) or, in the discretion of the Company, in substantially equal monthly installments over a period of two years following the Date of Termination (one year following the end of the Term in the case of a Non-Renewal) (such period, the "Severance Period"), a severance payment or payments which, in the aggregate, equal two times (one times in the case of a Non-Renewal) the sum of (i) the Executive's Annual Base Salary in effect immediately prior to the Date of Termination (or end of the Term, as the case may be), without regard to any reduction thereof which constitutes Good Reason plus (ii) the Executive's Target Annual Incentive in effect immediately prior to the Date of Termination (or the end of the Term, as the case may be) (such payments, the "Severance Payments"). Except as provided in Section 5(a)(vi) below, the Severance Payments hereunder shall not be included as compensation for purposes of calculating the Executive's retirement benefits from the Company, and the Severance Period shall not count as service for purposes of any benefit plan or arrangement maintained by the Company.

               (iii) Subject to Section 5(a)(ii) hereof, for a two-year period (one year in the case of a Non-Renewal) following the Date of Termination (or end of the Term, as the case may be) (or, if later, in accordance with the existing plans, agreements and arrangements in effect between the Executive and the Company), the Company shall provide the Executive with continued health, disability, life and other insurance benefits substantially similar to the benefits provided during such period to the elected officers of the Company; provided, however, that the level of any continued benefit shall be reduced to the extent that any such benefits are being provided to the Executive by a subsequent employer.

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

               (iv) Each outstanding Company stock option held by the Executive, whether or not vested and exercisable, shall become fully vested and exercisable and, in the case of a non-qualified stock option, shall remain outstanding and exercisable for a period of two years (one year in the case of a Non-Renewal) or, if later, the period prescribed by the applicable option agreement (but in no event later than the expiration date of such option).

               (v) Each outstanding Share Unit held by the Executive shall become fully vested.

               (vi) The Executive shall be credited with two additional Years of Service (one Year of Service in the case of a Non-Renewal), prior to taking into account the application of the Multiplier, for purposes of the Supplemental Plan service formula set forth in Section 3(f) hereof and, if the Executive has not yet attained age 50 as of the Date of Termination (or the end of the Term, as the case may be), the Executive shall be deemed to have attained age 50. The Severance Payments shall be deemed to be eligible compensation for purposes of calculating the Executive's final average pay under the Supplemental Plan, with the Annual Base Salary and Target Annual Incentive elements of such Severance Payments deemed to have been paid over the two-year period (one-year period in the case of a Non-Renewal) following the Date of Termination (or the end of the Term, as the case may be) in accordance with the Company's payment practices, as if the Executive were still employed during such period. The Executive's pension benefit shall be payable no earlier than the later of (A) the second anniversary (the first anniversary in the case of a Non-Renewal) of the Date of Termination (or the end of the Term, as the case may be) or (B) the date that payment of pension benefits to the Executive is to commence pursuant to the terms of the Supplemental Plan, in each case based on the Executive's payment election made under the Supplemental Plan.

          (b) DEATH AND DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Term, the Company shall pay to the Executive (or his estate or legal representative, as the case may be) the Accrued Obligations.

          (c) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause or the Executive voluntarily terminates employment other than for Good Reason during the Term, (i) the Company shall have no further payment or benefit coverage obligations to the Executive, except that


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

the Company shall pay to the Executive the Accrued Obligations and (ii) the Executive shall forfeit the then unvested portions of the Option and the Share Units and all previously vested options and other vested equity awards granted on or after the Effective Date shall be treated according to the provisions of the plan and agreements under which such awards were granted.

          (d) NO DUPLICATION. Notwithstanding any other provision hereof, if a termination of the Executive's employment entitles the Executive to severance compensation under the Restated Senior Officer Agreement between the Executive and the Company referred to in Section 11(f) hereof, then the Executive shall not be entitled to any compensation and benefits under this Section 5.

          6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract of agreement with, the Company on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

          7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(iii) hereof, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

          8. RESTRICTIVE COVENANTS.

          (a) APPLICATION. The Executive shall be subject to the restrictive covenants set forth in Sections 8(b), (c), (d) and (e) hereof (the "Restrictive Covenants") during the Executive's employment and for the respective post-employment period set forth herein. The Restrictive Covenant set forth in
Section 8(b) hereof shall apply for a period of (i) two years following the Date of Termination, in the case of a termination of the Executive's employment by the Company for Cause or


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

by the Executive without Good Reason, (ii) one year following the Date of Termination, in the case of a termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason or (iii) one year following the end of the Term, in the case of a Non-Renewal (the applicable period of employment and post-employment period, collectively, (the "Restrictive Period")). The Restrictive Covenant set forth in Section 8(c) hereof shall apply for a period of (i) two years following the Date of Termination, in the case of a termination of the Executive's employment for any reason or (ii) two years following the end of the Term, in the case of a Non-Renewal. The Restrictive Covenants set forth in Sections 8(d) and 8(e) hereof shall apply indefinitely. If the Executive violates any of the Restrictive Covenants during the Restrictive Period, then, (i) to the extent that the Executive is entitled to monthly Severance Payments, all such Severance Payments which have not yet been paid shall be immediately forfeited, (ii) any further continuation of benefits (as set forth in Section 5(a)(iii) hereof) shall immediately cease and (iii) in addition to any forfeiture provisions contained in the Supplemental Plan, any pension benefits to be paid under the Supplemental Plan shall be calculated as if Section 5(a)(vi) of this Agreement did not exist.

          (b) NON-COMPETITION. The Executive shall not, directly or indirectly, engage, whether as an employee, employer, consultant, advisor or director, or as an owner, investor, partner or stockholder (unless his interest is insubstantial), in any business in an area or region in which the Company or any subsidiary or affiliate then conducts business, which business is directly in competition with a business then conducted by the Company or a subsidiary or affiliate (such business, a "Competitive Business"). For purposes of this
Section 8(b), the Executive's interest as a stockholder shall be considered insubstantial if such interest represents beneficial ownership of less than five percent of the outstanding class of stock, and the Executive's interest as an owner, investor or partner shall be considered insubstantial if such interest represents ownership of less than five percent of the outstanding equity of the entity. Notwithstanding the foregoing, the Executive's engaging or participating in a non-Competitive Business (as determined in the discretion of the Company prior to the commencement of such engagement or participation, which determination shall not be unreasonably made) of an entity which also operates a Competitive Business shall not constitute a violation of this Section 8(b).

          (c) NON-SOLICITATION. The Executive shall not, directly or indirectly, whether as employee, employer, consultant, advisor or director, or as an owner, investor, partner, stockholder or otherwise, (i) solicit or induce any client or customer of the Company or a subsidiary or affiliate, or entity with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel,


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

not renew or not continue his or her or its business with the Company or any subsidiary or affiliate, (ii) hire any person who is then, or who within 180 days prior to the Date of Termination was, an employee of, or a consultant or independent contractor to, the Company or a subsidiary or affiliate or (iii) solicit or induce any person who is an employee of, or a consultant or independent contractor to, the Company or a subsidiary or affiliate to curtail, cancel, not renew or not continue his or her or its employment, consulting or other relationship with the Company or any subsidiary or affiliate.

          (d) CONFIDENTIALITY. Except pursuant to the performance of the Executive's duties to the Company during his employment with the Company or with the consent of the Company, the Executive shall not take, disclose, use, sell or otherwise transfer any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding current and potential customers, clients, counterparts, organization, employees, finances and financial results, and methods of operation, transactions and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process; and the Executive shall return to the Company, promptly following the Date of Termination, any information, documents, materials, data, manuals, computer programs or device containing information relating to the Company or any subsidiary or affiliate, and each of their customers, clients and counterparts, which came into the Executive's possession or control during his employment.

          (e) COOPERATION WITH THE COMPANY. The Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or its subsidiaries or affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company and its subsidiaries and affiliates at mutually convenient times. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this Section 8(e). To the maximum extent permitted by law, the Executive agrees that he will notify the Chairman of the Board if the Executive is contacted by any government agency relating to a matter involving the Company, by any other person contemplating or maintaining any claim or legal action against the Company or its subsidiaries and affiliates, or by any agent or attorney of such person.


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

          (f) ENFORCEABILITY. It is the intention of the parties that the provisions of this Section 8 shall be enforceable to the fullest extent permissible under applicable law, but that if any portion or provision of this
Section 8 shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the court may amend such portion or provision so as to comply with law in a manner consistent with the intention of this Agreement.

          9. DISPUTE RESOLUTION; ATTORNEYS' FEES. All disputes arising under or related to the employment of the Executive or the provisions of this agreement shall be settled by arbitration under the rules of the American Arbitration Association then in effect, such arbitration to be held in Kenosha, Wisconsin, as the sole and exclusive remedy of either party and judgement on any arbitration award may be entered in any court of competent jurisdiction; provided, however, that the Company may go to court to enforce the provisions of
Section 8 hereof. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, however, that such reimbursement of legal fees and expenses shall be contingent on the Executive having brought or defended such contest in good faith. The Company shall also pay all reasonable legal fees and expenses incurred by the Executive in connection with the preparation and negotiation of this Agreement.

          10. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation


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
of law or otherwise.

          11. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                              If to the Executive:

                              c/o Snap-on Incorporated
                              10801 Corporate Drive
                              P. O. Box 1430
                              Kenosha, WI  53141-1430

                              If to the Company:

                              Snap-on Incorporated
                              10801 Corporate Drive
                              P. O. Box 1430
                              Kenosha, WI  53141-1430

                              Attention: General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this Section 11(b). Notices and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          (d) Notwithstanding any other provision of this Agreement, the

Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert, any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (f) The Executive and the Company acknowledge that, as of the Effective Date, this Agreement supersedes any other agreement between them concerning the subject matter hereof (including but not limited to the letter agreement between the Company and the Executive, dated as of October 27, 2000) and that, following the Effective Date, no such agreement shall be of any further force or effect. As soon as practicable following the execution of this Agreement, the Company and the Executive shall enter into a Restated Senior Officer Agreement and an Indemnification Agreement, each of which shall be consistent with the form of such agreement entered into by the Company and its current Chief Executive Officer.

          (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

          (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                       SNAP-ON INCORPORATED


                                       By: /s/ Robert A. Cornog
                                           ---------------------------------
                                       Title:



                                       /s/ Dale F. Elliott
                                       -------------------------------------
                                       EXECUTIVE



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